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                                   EXHIBIT 8.1

                             [BAIRD HOLM LETTERHEAD]


January 11, 2001


Spectrum Bancorporation, Inc.               Spectrum Capital Trust II
10834 Old Mill Road, Suite One              10834 Old Mill Road, Suite One
Omaha, Nebraska 68154-2648                  Omaha, Nebraska 68154-2648


     Re: Opinion of Counsel Related to the Material Federal Income Tax Consequences of the Purchase, Ownership and Distribution of Preferred Securities Issued by Spectrum Capital Trust II

Ladies and Gentlemen:

     We have acted as counsel to Spectrum Bancorporation, Inc. (the "Company") and Spectrum Capital Trust II (the "Trust"), a statutory business trust formed by the Company under the laws of the State of Delaware, in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Form S-1 Registration Statement, dated on or about January ___, 2001, (the "Registration Statement"). The Registration Statement relates to the offer for sale of ___% Cumulative Preferred Securities (the "Preferred Securities") of the Trust and the Junior Subordinated Debentures to be issued by the Company to the Trust in connection with the sale of the Preferred Securities.

     This opinion letter relates to the principal federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities by investors. All capitalized terms used in this opinion letter and not otherwise defined herein are used as described in the Registration Statement. The consequences described herein are not applicable to investors who may be subject to special tax treatment, such as banks, savings institutions and certain financial institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, securities traders, tax-exempt investors, individual retirement accounts, tax deferred accounts, non-United States Persons or persons that will hold



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Spectrum Bancorporation, Inc.
Spectrum Capital Trust II
January 11, 2001
Page Two


the Preferred Securities as part of a position in a "straddle" or as part of a "hedging", conversion or other integrated transaction or persons whose functional currency is not United States dollars, or the consequences to shareholders, partners, or beneficiaries of a holder. In addition, this opinion does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to an investor.

     We have examined the Registration Statement, the prospectus contained therein and such other documents as we have deemed necessary to render our opinion expressed below. In our examination of such material, we have relied upon the current and continued accuracy of the factual matters we have considered, and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we also have assumed that the transactions related to the issuance of the Junior Subordinated Debentures and the Preferred Securities will be consummated in accordance with the terms and forms of the documents filed as exhibits to the Registration Statement. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, the Trust and others. Should any of the above facts, circumstances, or assumptions be subsequently determined incorrect or inaccurate, our conclusions may vary from those set forth below and such variance could be material.

     We hereby confirm that the statements contained under the heading "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the Registration Statement, insofar as such statements constitute matters of law or legal conclusions, as qualified therein, are our opinion. Although such statements do not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, in our opinion such statements correctly describe the principal United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, based upon current law as they relate to holders described therein. It is possible that contrary positions with regard to the purchase, ownership and disposition of the Preferred Securities may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

     Additionally, based upon the facts, assumptions, representations and qualifications set forth or referred to herein and within the Registration Statement under the heading "MATERIAL FEDERAL INCOME TAX CONSEQUENCES", and the accuracy of such facts, assumptions and representations as of the date hereof, and assuming full compliance with the terms of the Trust Agreement and the Indenture, it is



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Spectrum Bancorporation, Inc.
Spectrum Capital Trust II
January 11, 2001
Page Three


our opinion that the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each beneficial owner of Preferred Securities generally will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.

     This opinion is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. All of the above are subject to change or modification, possibly retroactively, by subsequent legislative, regulatory, administrative or judicial decisions which could adversely affect our opinions. Consequently, future changes in the law, or administrative or judicial interpretations thereof, may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

     Other than the specific tax opinions set forth in this letter, no other opinion is rendered by us with respect to the tax treatment of the proposed issuance and sale of the Junior Subordinated Debentures or the Preferred Securities, including, but not limited to, the tax treatment of the proposed transactions under other provisions of the Code and the regulations, the tax treatment of any conditions existing at the time of, or effects resulting from, the proposed transactions that are not specifically covered by the above opinions, or the tax treatment of the proposed transactions under state, local, foreign or any other tax laws.

     Our opinion is only for the benefit of the Company and the Trust in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our written consent. Although the opinions herein are based upon our best interpretation of existing sources of law and express what we believe a court would properly conclude if presented with these issues, no assurance can be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings.



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Spectrum Bancorporation, Inc.
Spectrum Capital Trust II
January 11, 2001
Page Four


     We hereby consent to the filing of this letter as Exhibit 8.1 to the Registration Statement and the use of our name in the Registration Statement under the captions "Material Federal Income Tax Consequences" and "Legal Matters." In giving this consent, we do not hereby concede that we are within the category of persons whose consent in required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and applies only to the disclosures set forth in the Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                           Respectfully Submitted,



                                           BAIRD, HOLM, McEACHEN, PEDERSEN,
                                           HAMANN & STRASHEIM LLP